EXHIBIT C

                           NOTICE OF INTENT TO TENDER

                                    Regarding

     CITIGROUP ALTERATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND SHARES

                                       of

                     CITIGROUP ALTERNATIVE INVESTMENTS TRUST

       Tendered Pursuant to the Offer to Purchase Dated September 26, 2006

                     THIS NOTICE OF INTENT TO TENDER MUST BE
            RECEIVED BY CAI INVESTING SERVICES BY WEDNESDAY, OCTOBER
                                    25, 2006.


                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                 AT 12:00 MIDNIGHT, NEW YORK TIME, ON WEDNESDAY,
                 OCTOBER 25, 2006, UNLESS THE OFFER IS EXTENDED.


             Complete this Notice of Intent to Tender and Return or
                                  Deliver to:

                             CAI Investing Services
                        731 Lexington Avenue, 27th Floor
                               New York, NY 10022


                                Attn: Casey Hogan


                           For additional information:

                              Phone: (212) 783-1031

                               Fax: (212) 783-1044
                                    (212) 783-1058


            You may also direct questions to your financial advisor.

Citigroup Alternative Investments Tax Advantaged Short Term Fund,

a separate series of Citigroup Alternative Investments Trust

Ladies and Gentlemen:

         The undersigned hereby tenders to Citigroup Alternative Investments Trust, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Company"), the shares of beneficial interest in the Company ("Shares") (such Shares designated as Citigroup Alternative Investments Tax Advantaged Short Term Fund Shares) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated September 26, 2006 ("Offer"), receipt of which is hereby acknowledged, and in this Notice of Intent to Tender. THE OFFER AND THIS NOTICE OF INTENT TO TENDER ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE COMPANY TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

         The undersigned hereby sells to the Company the Shares tendered pursuant to this Notice of Intent to Tender. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Company will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Company. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

         The undersigned recognizes that under certain circumstances set out in the Offer, the Company may not be required to purchase the Shares tendered hereby.

         A note for the purchase price will be held for you in global form by the Series' Custodian. Subsequently, any cash payment of the purchase price for the Shares tendered by the undersigned will be made by wire transfer to the same account. The undersigned understands that the purchase price will be based on the unaudited Series net asset value per Share as of November 30, 2006 or, if the Offer is extended as to a Series, such later date as described in Section 3 of the Offer to Purchase. The undersigned further understands that in the unlikely event any payment for the Shares tendered hereby is in the form of marketable securities, such payment will be made by means of a special arrangement between the undersigned and the Company, separate from this Notice of Intent to Tender and the Offer.

         All authority conferred or agreed to be conferred in this Notice of Intent to Tender will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in
Section 6 of the Offer to Purchase, this tender is irrevocable. A form to use to give notice of withdrawal of a tender is available upon request.


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


         PLEASE FAX OR MAIL IN THE ENCLOSED ENVELOPE ADDRESSED FOR RETURN TO:
CAI INVESTING SERVICES, 731 LEXINGTON AVENUE, 27TH FLOOR, NEW YORK, NY 10022,
ATTN: CASEY HOGAN. IF FAXING, PLEASE DELIVER AN ORIGINAL EXECUTED COPY PROMPTLY THEREAFTER. FOR ADDITIONAL INFORMATION: PHONE (212) 783-1031 FAX: (212) 783-1044 OR (212) 783-1058.


PART 1.          NAME AND ADDRESS (PLEASE COMPLETE; JOINT OWNERS SHOULD COMPLETE
                 FOR EACH):

                 Name of Shareholder:
                                           -------------------------------------

                 Social Security No.
                 or Taxpayer
                 Identification No.:
                                           ---------------------------

                 Telephone Number:
                                           ---------------------------


                 Name of Joint Shareholder:
                                           -------------------------------------

                 Social Security No.
                 or Taxpayer
                 Identification No.:
                                           ---------------------------

                 Telephone Number:
                                           ---------------------------


PART 2. SHARES BEING TENDERED OF CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND (PLEASE SPECIFY DOLLAR AMOUNT):


Such tender is with respect to (specify one):

                        All of the undersigned's Shares of the Series.

                        A portion of the undersigned's Shares of the Series expressed as a specific dollar amount.

                        $
                          ----------

                 A minimum Series account balance of $50,000 must be maintained after taking into account this tender (the "Required Minimum Balance"). The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's Series account balance to fall below the Required Minimum Balance, the Company may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.


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


PART 3.          PAYMENT.

                 CASH PAYMENT

                 Cash payments will be wire transferred to the account from which the undersigned's most recent subscription funds as to the specified Series were debited. Please confirm that account number:



                        -------------------------------------
                        |                                   |
                        -------------------------------------
                                  Account Number

                 PROMISSORY NOTE

                 The promissory note will be held in the undersigned's account referenced above. A copy may be requested by calling (212) 783-1031 and, upon request, will be mailed to the undersigned to the address of the undersigned as maintained in the books and records of the Company.


PART 4. SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.


-------------------------------------      -------------------------------------
Signature                                  Signature
(SIGNATURE SHOULD APPEAR                   (SIGNATURE SHOULD APPEAR
EXACTLY AS ON YOUR                         EXACTLY AS ON YOUR
SUBSCRIPTION AGREEMENT)                    SUBSCRIPTION AGREEMENT)


-------------------------------------      -------------------------------------
Print Name of Shareholder                  Print Name of Shareholder


-------------------------------------      -------------------------------------
Title (if applicable)                      Title (if applicable)

Date:                                      Date:
         -------------                              -------------



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